                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                               FCI TRADING CORP.,

                             DIESEL ACQUISITION LLC,

                            FERRELL COMPANIES, INC.,

                                       AND

                             BLUE RHINO CORPORATION


                                FEBRUARY 8, 2004



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                                TABLE OF CONTENTS
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ARTICLE I           THE MERGER...................................................................................1
         1.1        The Merger...................................................................................1

         1.2        Closing......................................................................................1

         1.3        Effective Time of the Merger.................................................................1

         1.4        Effects of the Merger........................................................................2

         1.5        Certification of Incorporation; Bylaws.......................................................2

         1.6        Directors and Officers.......................................................................2

ARTICLE II          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                    CERTIFICATES.................................................................................2
         2.1        Effect on Capital Stock......................................................................2

         2.2        Exchange of Certificates.....................................................................5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE company................................................7
         3.1        Organization and Existence...................................................................7

         3.2        Authority; Binding Effect....................................................................7

         3.3        Subsidiaries.................................................................................8

         3.4        SEC Filings.................................................................................10

         3.5        Information Supplied........................................................................10

         3.6        No Material Adverse Change..................................................................10

         3.7        Compliance..................................................................................11

         3.8        No Conflict.................................................................................11

         3.9        No Default..................................................................................12

         3.10       Laws and Regulations; Litigation............................................................12

         3.11       Financial Statements........................................................................12

         3.12       Taxes.......................................................................................13

         3.13       Labor Matters...............................................................................14

         3.14       Employee Benefit Plans......................................................................14

         3.15       Intellectual Property.......................................................................15

         3.16       Title to Properties; Liens and Encumbrances.................................................16
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                               TABLE OF CONTENTS
                                  (continued)


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         3.17       Environmental...............................................................................16

         3.18       Material Contracts..........................................................................18

         3.19       Bank Accounts...............................................................................19

         3.20       Customers...................................................................................20

         3.21       Accurate and Complete Records...............................................................20

         3.22       Copies Complete.............................................................................20

         3.23       Financial Advisor...........................................................................20

         3.24       Brokerage Arrangements......................................................................20

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE FERRELLGAS PARTIES....................................20
         4.1        Organization and Existence..................................................................20

         4.2        Authority; Binding Effect...................................................................21

         4.3        No Conflict.................................................................................21

         4.4        No Default..................................................................................21

         4.5        Information Supplied........................................................................22

         4.6        Copies Complete.............................................................................22

ARTICLE V           CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS.....................................22
         5.1        Conduct of Business of the Company Pending the Merger.......................................22

         5.2        Conduct of Business of Merger Sub...........................................................25

         5.3        Stockholders' Meeting.......................................................................25

         5.4        HSR Filings.................................................................................25

         5.5        Preparation of Proxy Statement..............................................................25

         5.6        Access to Information; Confidentiality......................................................25

         5.7        No Solicitation.............................................................................26

         5.8        Further Action; Reasonable Best Efforts.....................................................27

         5.9        Notification of Certain Matters.............................................................27

         5.10       Public Announcements........................................................................27

         5.11       Directors and Officers Protection...........................................................28
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                               TABLE OF CONTENTS
                                  (continued)

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         5.12       Employee Benefits...........................................................................28

         5.13       Financial Statements........................................................................29

         5.14       Waiver of Rights............................................................................30

         5.15       Internal Controls...........................................................................30

ARTICLE VI          CONDITIONS OF MERGER........................................................................30
         6.1        Conditions to Obligation of Each Party to Effect the Merger.................................30

         6.2        Conditions to Obligations of Parent and Merger Sub..........................................31

         6.3        Conditions to Obligations of the Company....................................................32

ARTICLE VII         TERMINATION, AMENDMENT AND WAIVER...........................................................32
         7.1        Termination.................................................................................32

         7.2        Effect of Termination.......................................................................33

         7.3        Fees and Expenses...........................................................................34

ARTICLE VIII        MISCELLANEOUS...............................................................................35
         8.1        Nonsurvival of Representations and Warranties...............................................35

         8.2        Notices.....................................................................................35

         8.3        Governing Law...............................................................................36

         8.4        Entire Agreement; Amendments and Waivers....................................................37

         8.5        Binding Effect and Assignment...............................................................37

         8.6        Severability................................................................................37

         8.7        Headings....................................................................................37

         8.8        Execution...................................................................................37
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                                   TOC - iii

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made and entered into as of the 8th day of February, 2004, by and among FCI Trading Corp., a Delaware corporation ("Parent"), Diesel Acquisition LLC, a Delaware limited liability company ("Merger Sub"), Ferrell Companies, Inc., a Kansas corporation (the "Ultimate Parent"), and Blue Rhino Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Board of Directors of the Company, Parent (on behalf of itself and as sole member of Merger Sub) and Ultimate Parent have approved and deem it advisable and in the best interests of their respective equityholders to consummate the business combination transaction provided for herein in which the Merger Sub will merge with and into the Company with the Company being the surviving entity in the merger (the "Merger"), thereby becoming a direct wholly-owned subsidiary of Parent; and

         WHEREAS, the Parent, Merger Sub and Ultimate Parent (collectively, the "Ferrellgas Parties"), would not have entered into this Agreement but for the simultaneous execution of a voting agreement with certain stockholders of the Company to vote in favor of the Merger, a unit purchase agreement between Ferrellgas Partners, L.P. and certain stockholders of the Company, the Employment Agreement (as defined herein) and a contribution agreement with Billy
D. Prim related to the contribution of certain real estate to Ferrellgas Partners, L.P.;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, the Ferrellgas Parties and the Company hereby agree as follows:

                                  ARTICLE I
                                  THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLC"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. Upon the Effective Time, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Entity").

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Mayer, Brown, Rowe & Maw, LLP, 700 Louisiana, Suite 3600, Houston, Texas 77002, unless another date, time or place is agreed to in writing by the parties.

         1.3 Effective Time of the Merger. As soon as practicable after the satisfaction of or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit 1.3 with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the DLLC (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL and Section 209 of the DLLC.

         1.5      Certification of Incorporation; Bylaws.

         (a) Certification of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Entity shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time (the "Certificate of Incorporation"), as amended by the Certificate of Merger.

         (b) Bylaws. At the Effective Time, the Bylaws of the Surviving Entity shall be the Bylaws of the Company, as in effect immediately prior to the Effective Time.

         1.6      Directors and Officers. The directors and officers listed on
Schedule 1.6 attached hereto shall be the initial directors and officers of the Surviving Entity, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") or any membership interests of Merger Sub:

         (a) Membership Interests of Merger Sub. All of the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time and owned by Parent shall be converted into an aggregate of 1,000 shares of common stock, par value $0.001 per share, of the Company, which shares shall remain issued and outstanding as validly issued, fully paid and nonassessable shares of capital stock of the Surviving Entity and which shall be all of the issued and outstanding shares of capital stock of the Surviving Entity as of the Effective Time;

         (b) Conversion of Company Common Stock. At the Effective Time, each issued and outstanding share of Company Common Stock (other than Dissenting Shares described in clause (h) below) shall (i) be converted into the right to receive from Parent a cash payment of $17.00 (the "Merger Consideration"), (ii) otherwise no longer be outstanding, (iii) automatically be cancelled and retired and (iv) cease to exist. Each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

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         (c)      1994 Stock Incentive Plan. Pursuant to Section 3.1 (and the
authority granted to the Board of Directors of the Company thereunder) of the Company's Stock Incentive Plan (the "1994 Plan"), immediately prior to the Effective Time, each outstanding option (to the extent then vested) to purchase a share of Company Common Stock under the 1994 Plan (a "1994 Option") shall be converted into the right to receive from the Company a cash payment equal to the difference between the Merger Consideration and the exercise price for that 1994 Option. If that result is a negative number, that 1994 Option shall not be entitled to any payment. As of the Effective Time, all 1994 Options outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a 1994 Option shall cease to have any rights with respect thereto, except the right to receive the payment from the Company set forth in this
Section 2.1(c), if any.

         (d) 1998 Stock Incentive Plan. Pursuant to Section 4.6 of the Company's 1998 Stock Incentive Plan of the Company, as amended (the "1998 Plan"), immediately prior to the Effective Time, each outstanding option (to the extent then vested) to purchase a share of Company Common Stock under the 1998 Plan, including such outstanding options granted pursuant to the Company's Executive Incentive Plan (each, a "1998 Option") shall be converted into the right to receive from the Company a cash payment equal to the difference between the Merger Consideration and the exercise price of that 1998 Option. If that result is a negative number, that 1998 Option shall not be entitled to any payment. The Board of Directors of the Company may, at its option, approve the pro rata vesting of all outstanding options under the 1998 Plan through the day immediately prior to the Closing Date (such date determined by the Board of Directors of the Company, the "Vesting Determination Date"), which proration shall mean vesting each increment of a 1998 Option that has a separate vesting date and that would otherwise not be vested under the terms of the applicable option agreement as of the Vesting Determination Date in the percentage determined by dividing (i) the number of days elapsed from the date of initial grant of the 1998 Option through the Vesting Determination Date, by (ii) the number of days from the date of initial grant of such 1998 Option through the date on which the 1998 Option would have vested had all conditions therefor been met. As of the Effective Time, all 1998 Options outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a 1998 Option shall cease to have any rights with respect thereto, except the right to receive the payment from the Company set forth in this Section 2.1(d), if any.


         (e) Distributor Plan. Pursuant to Section IV.6 of the Company's Distributor Option Plan, as amended (the "Distributor Plan"), immediately prior to the Effective Time, each outstanding option (to the extent then vested) to purchase a share of Company Common Stock under the Distributor Plan (a "Distributor Option") shall be converted into the right to receive from the Company a cash payment equal to the difference between the Merger Consideration and the exercise price for that Distributor Option. If that result is a negative number, that Distributor Option shall not be entitled to any payment. The Board of Directors of the Company may, at its option, approve the pro rata vesting of all outstanding options under the Distributor Plan through the Vesting Determination Date, which proration shall mean vesting each increment of a Distributor Option that has a separate vesting date and that would otherwise not be vested under the terms of the applicable option agreement as of the Vesting Determination Date in the percentage determined by dividing (i) the number of days elapsed from the date of initial grant of the Distributor Option through the Vesting Determination Date, by (ii) the number of days from the date of initial grant of such Distributor Option through the date on which the Distributor Option would have vested had all conditions therefor been met. As of the Effective Time, all Distributor
Options outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Distributor Option shall cease to have any rights with respect thereto, except the right to receive the payment from the Company set forth in this Section 2.1(e), if any.

         (f)      Stock Option Plan for Non-Employee Directors. Pursuant to
Section 9.2 of the Company's Amended and Restated Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan"), immediately prior to the Effective Time, each outstanding option to purchase a share of Company Common Stock under the Non-Employee Director Plan (a "Non-Employee Director Option") shall be converted into the right to receive from the Company a cash payment equal to the difference between the Merger Consideration and the exercise price for that Non-Employee Director Option. If that result is a negative number, that Non-Employee Director Option shall not be entitled to any payment. Prior to the date hereof, all holders of Non-Employee Director Options have waived (effective as of the Closing Date) any right under the Non-Employee Director Plan to receive the highest reported sales price of a share of Company Common Stock during the 60-day period immediately preceding the Effective Date rather than the Merger Consideration as consideration for any Non-Employee Director Option. As of the Effective Time, all Non-Employee Director Options outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Non-Employee Director Option shall cease to have any rights with respect thereto, except the right to receive the payment from the Company set forth in this Section 2.1(f), if any.

         (g) Employee Stock Purchase Plan. Pursuant to Section 11.05 of the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), the Board of Directors of the Company shall amend the Employee Stock Purchase Plan and take all other actions that it deems necessary or desirable to cause the Offering (as defined in the Employee Stock Purchase Plan) which began as of January 1, 2004 to be suspended immediately following the Purchase Period (as defined in the Employee Stock Purchase Plan) ending on March 31, 2004, such that participants will not be able to make payroll deductions or receive purchase rights in the Employee Stock Purchase Plan for periods after March 31, 2004; provided, that such suspension shall be conditioned upon this Agreement being in effect on March 31, 2004. The Board of Directors of the Company shall take all other actions required under the Employee Stock Purchase Plan to effect the conditional suspension of the Offering as described in this Section 2.1(g). In accordance with and subject to the terms of the Employee Stock Purchase Plan, purchase rights under the Employee Stock Purchase Plan will be automatically exercised on March 31, 2004 and participants will receive the maximum number of whole shares of Company Common Stock with respect to each such purchase right. For the avoidance of doubt, a participant receiving shares of Company Common Stock under the Employee Stock Purchase Plan for the Purchase Period ending March 31, 2004 will have the right to receive the Merger Consideration for such shares, provided such shares are held by such participant at the Effective Time. As of the Effective Time, the Employee Stock Purchase Plan shall be terminated, and each participant shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock set forth in this Section 2.1(g), if any.

         (h) Warrants. Immediately prior to the Effective Time, each outstanding warrant to purchase shares of the Company's Common Stock (a "Warrant ") shall, pursuant to the terms of each such Warrant, be converted into the right to receive from the Company a cash payment equal to the difference between the Merger Consideration and the exercise price for that Warrant. If that result is a negative number, that Warrant shall not be entitled to any payment. As of the Effective Time, all Warrants outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Warrant shall cease to have any rights with respect thereto, except the right to receive the payment from the Company set forth in this Section 2.1(h), if any.

         (i) Appraisal Rights. Any Company Common Stock held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal for such shares in accordance with the DGCL (a "Dissenting Stockholder") shall not be converted into the right to receive the Merger Consideration unless and until the Dissenting Stockholder fails to perfect or effectively withdraws or otherwise loses that Dissenting Stockholder's right to appraisal under the DGCL. A Dissenting Stockholder may receive payment of the fair value of each outstanding share of Company Common Stock held by that Dissenting Stockholder (the "Dissenting Shares") in accordance with the provisions of the DGCL, provided that the Dissenting Stockholder complies with
Section 262 of the DGCL. All Dissenting Shares shall (i) otherwise no longer be outstanding, (ii) automatically be cancelled and retired and (iii) shall cease to exist. Each holder of a certificate representing any Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value thereof in accordance with the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or otherwise loses that Dissenting Stockholder's right to appraisal, that Dissenting Stockholder's Dissenting Shares shall thereupon be treated as if they had been converted, as of the Effective Time, into the right to receive the Merger Consideration. The Company shall give Parent (y) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served under the DGCL, and (z) the opportunity to participate in and direct all negotiations, proceedings or settlements with respect to demands for appraisal under the DGCL.

         (j) Appointment of Paying Agent. Prior to the mailing of the proxy statement of the Company for approval of the Merger at the Stockholders' Meeting (the "Proxy Statement"), the Parent shall appoint LaSalle Bank National Association (or other entity qualified to serve as Paying Agent) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration to the holders of the Company Common Stock.

         2.2      Exchange of Certificates.

         (a) Paying Agent. Prior to the Closing, the Ferrellgas Parties or their designee shall deposit with the Paying Agent, in its capacity as escrow agent ("Escrow Agent") and as agent for the payor under the escrow agreement in form and substance substantially similar to Exhibit 2.2 attached hereto (the "Escrow Agreement"), the aggregate Merger Consideration payable to all holders of Company Common Stock (the "Fund"). Upon the satisfaction of the conditions set forth in the Escrow Agreement, the Escrow Agent shall, pursuant to the terms of the Escrow Agreement, disburse the Fund to itself in its capacity as the Paying Agent, for the benefit of the holders of the Company Common Stock. The Paying Agent will then be authorized by the Parent or its designee to pay the Merger Consideration in exchange for all of the issued and outstanding Company Common Stock in accordance with this Article II. No interest will be paid or will accrue on any Merger Consideration to be paid pursuant to this Article II, except as required by Section 262 of the DGCL.

         (b) Exchange Procedures for Company Common Stock. Promptly after the Effective Time, the Parent or its designee shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates and payment therefor. Upon surrender to the Paying Agent of such Certificates, together with such letter of transmittal duly executed, and acceptance thereof by the Paying Agent, the Paying Agent shall be required to pay as soon as practicable the holder of a Certificate the Merger Consideration into which the Certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against payment of the Merger Consideration as hereinabove provided. If any Merger Consideration is to be paid to a person other than the registered holder of a Certificate surrendered for exchange, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1.

         (c) Payment for Company Securities. At Closing, the Company shall pay the cash payments set forth in Sections 2.1 (c) through (f) and (h) to the holders of the 1994 Options, the 1998 Options, the Distributor Options, the Non-Employee Director Options and the Warrants (collectively, the "Company Securities") in accordance with this Section 2.2(c), subject to the prior approval of such amounts by Parent, which amounts shall be based on Schedule 3.3(e)(i), as adjusted to reflect the actual Vesting Determination Date.

         (d) Termination of Fund. Any portion of the Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to the Parent or its designee, upon demand, and any holders of shares of Company Common Stock or Company Securities who have not theretofore complied with this Article II shall thereafter look only to the Parent or its designee and only as general creditors thereof for payment of their claim for the Merger Consideration.

         (e) No Liability. None of the Ferrellgas Parties or Parent's designee, the Company or the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official to the extent required by any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time, or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined below), any such Merger Consideration in respect of such Certificates or Company Securities shall, to the extent permitted by applicable law, become the property of the payor of the Fund, free and clear of all claims or interest of any person previously entitled thereto other than rights of a holder of such Certificate to be paid the Merger Consideration directly from such payor as specified in
Section 2.2.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Ferrellgas Parties:

         3.1 Organization and Existence. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would, individually or in the aggregate, reasonably be expected to have a material adverse change in or effect on (a) the business, results of operations or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger ("Material Adverse Effect"); provided, however, that a Material Adverse Effect shall not be deemed to include any effect of (i) actions or omissions of any party hereto taken with the prior written consent of the other in contemplation of the Merger, (ii) the direct effects of compliance with this Agreement on the operating performance of the Company, including expenses incurred by the Company in consummating the Merger or relating to any litigation arising as a result of this Agreement or the Merger, or (iii) any change in general economic conditions, except to the extent that such change affects the Company in a manner materially different from the manner in which it affects other similar businesses. Schedule 3.1 contains a list of each jurisdiction in which the Company is duly licensed or qualified to do business as a foreign corporation.

         3.2 Authority; Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company, subject only to the receipt of the stockholder approval described in Section 6.1(a), and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The Board of Directors of the Company has approved this Agreement and determined that it will, subject to the fiduciary duties of the Board of Directors under applicable law, unanimously recommend to the stockholders of the Company approval and adoption of this Agreement and the Merger as set forth in Section
5.3. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

         3.3      Subsidiaries.

         (a) List. Set forth on Schedule 3.3(a) is a true and complete list of (i) each of the Company's direct or indirect investment or interest in or control over any other corporation, partnership, joint venture, limited liability company or other business entity, whether incorporated or unincorporated, (ii) the jurisdiction of incorporation or formation for each of the entities listed in clause (i) of which the Company owns, directly or indirectly, 50% or more of the voting control of such entity or otherwise has the power to direct the management and operations of such entity (collectively, the "Subsidiaries"), (iii) each foreign jurisdiction where each of the Subsidiaries is duly licensed or qualified to do business as a entity, as applicable, and (iv) all of the equity owners of the Subsidiaries.

         (b) Authority. Each of the Subsidiaries is an entity validly existing and in good standing under the laws of the State in which it was formed and has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. Each of the Subsidiaries is duly qualified and in good standing in the states or countries in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no outstanding subscriptions, options, convertible securities, warrants, calls, rights, or agreements or commitments of any kind (issued or granted by, or binding upon, the Company or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in any of the Subsidiaries. The capital interests in all Subsidiaries are free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreement and calls and commitments of every kind affecting the Subsidiary (other than such that may be contained in an applicable partnership agreement for a Subsidiary with respect to a partnership interest in that Subsidiary or in the Credit Agreement) and the holders thereof have good and valid title to such interests.

         (c) Copies. True and correct copies of the organizational documents of the Subsidiaries, in effect as of the date of this Agreement, have been furnished by the Company to Parent.

         (d) Capitalization. The authorized capital stock of the Company consists of 100 million shares of Company Common Stock and 20 million shares of preferred stock, par value $0.001 per share. As of the January 30, 2004:

                  (i) 17,884,540 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of the preemptive (or similar) rights of any stockholder of the Company;

                  (ii) no shares of preferred stock were issued and outstanding;

                  (iii) 104,803 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding 1994 Options, all of which are currently vested;

                  (iv) 4,532,563 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding 1998 Options and 2,522,606 shares of Company Common Stock would be issuable based on vested 1998 Options assuming pro rata vesting through May 1, 2004;

                  (v) 204,434 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Distributor Options and 170,298 shares of Company Common Stock would be issuable based on vested Distributor Options assuming pro rata vesting through May 1, 2004;

                  (vi) 335,000 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Non-Employee Director Options;

                  (vii) there were $28,637.95 in accumulated payroll deductions under the Employee Stock Purchase Plan, which would result in 2,426 shares of Company Common Stock being issuable upon the exercise of outstanding purchase rights under such plan, assuming that the last sale price on January 1, 2004 (or the nearest prior business day) is used to calculate the 85% discounted purchase price under such plan; and

                  (viii) 969,093 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Warrants.

         (e) Other Securities. No shares of Company Common Stock have been issued since January 30, 2004, other than pursuant to exercises of Company Securities. Except for any awards earned for the period ended January 31, 2004, there are no cash awards outstanding or due and payable under the Company's Executive Incentive Plan. Set forth on Schedule 3.3(e)(i) is a list of the holders of the Company Securities together with the number of shares of Company Common Stock into which those Company Securities are exercisable assuming the Vesting Determination Date is May 1, 2004. Except as set forth above, there were outstanding as of January 31, 2004 and will be outstanding as of the Closing Date (i) no shares of capital stock or other voting securities of the Company;
(ii) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company; and (iii) no options, calls, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company. Except as set forth on Schedule 3.3(e)(ii), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company securities described in the prior sentence or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise).

         3.4      SEC Filings.

         (a) Filings. Since July 31, 2000, (i) the Company has made all filings required to be made by the Securities Act of 1933, as amended ("Securities Act"), and the Securities Exchange Act of 1934, as amended ("Exchange Act"), (ii) all filings by the Company with the Securities and Exchange Commission (the "SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (iv) all financial statements contained or incorporated by reference therein complied as to form when filed or, if applicable, as restated, in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly presented in all material respects the financial condition and results of operations of the Company and its Subsidiaries, as applicable, at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

         (b) Balance Sheet. Except as and to the extent set forth on the balance sheet of the Company contained in its Quarterly Report on Form 10-Q for the period ended October 31, 2003, as filed with the SEC, including the notes thereto, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since October 31, 2003, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.5 Information Supplied. None of the information supplied or to be supplied by the Company in writing or otherwise approved in writing by the Company for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, as defined below, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not false or misleading or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Proxy Statement shall include a copy of the Financial Advisor Opinion.

         3.6 No Material Adverse Change. Since July 31, 2003, except as disclosed in filings of the Company with the SEC ("SEC Reports") or on Schedule 3.6, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, except as disclosed in the SEC Reports or on Schedule 3.6 or in the ordinary course of business and consistent with past practice, there has not been (a) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) any change by the Company in its accounting methods or principles except as recommended by the Company's independent accountants prior to such change; (c) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company; or
(d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company, except for increases in base compensation and annual cash bonuses.

         3.7      Compliance.

         (a) Permits. The Company holds, and is in compliance with, all permits, licenses, franchises, registrations, variances, authority or application therefor (collectively, "Permits"), exemptions, orders and approvals of any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality and committees thereof (a "Governmental Authority") necessary for the operation of the business of the Company, except to the extent the failure to so hold or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings pending, or to the knowledge of those individuals listed on Schedule 3.7(a) (the "Knowledge of the Company"), threatened or contemplated, by any Governmental Authority seeking to terminate, revoke or materially limit any such Permit, exemption, order or approval.

         (b)      Investigations. Since July 31, 2000 or except as set forth on
Schedule 3.7(b), neither the Company nor, to the Knowledge of the Company, any of its respective executive officers, directors or employees has been the subject of any investigation or order of any Governmental Authority arising under applicable laws, and no such investigation or order is pending, or to the Knowledge of the Company, threatened.

         3.8 No Conflict. Except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any required filings with the SEC and the State of Delaware and the terms of the Credit Agreement dated as of November 20, 2002, among the Company, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Wachovia Bank, National Association, as syndication agent and the other lenders party thereto (the "Credit Agreement"), the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the Merger will not (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Company or any of the Subsidiaries, as applicable,
(b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Company or any of the Subsidiaries,
(c) except as set forth on Schedule 3.8 and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any written or oral contract, agreement, undertaking, agreement regarding indebtedness, indenture, debenture, note, bond, loan, collective bargaining agreement, lease, mortgage, franchise, license agreement, purchase order, binding bid, commitment, letter of credit or any other legally binding arrangement (a "Contract") to which the Company or any of the Subsidiaries, as applicable, is a party or by which any of the of the Company or the Subsidiaries is bound or to which any asset of the Company or any of the Subsidiaries is subject, or (d) result in the creation of any lien, charge or encumbrance on the assets or properties of the Company or any of the Subsidiaries under any such Contract.

         3.9 No Default. Each of the Company and the Subsidiaries is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound (except to the extent this Agreement is prohibited by the Credit Agreement), (b) any judgment, order or injunction of any court, arbitrator or governmental agency, or (c) any other Contract, except for such defaults and conditions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.10     Laws and Regulations; Litigation.

         (a) Default. Except as set forth in Schedule 3.10(a) and except for those violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries are not in violation of or in default under any law, statute, ordinance, rule or regulation (not including any Environmental Laws (as hereinafter defined) that are the subject of Section 3.17), or under any order of any Governmental Authority applicable to them.

         (b) Claims. Except as set forth on Schedule 3.10(b), there are no claims, fines, actions, suits, demands, investigations or proceedings pending or, to the Knowledge of the Company, threatened in writing, against or affecting the Company or the Subsidiaries, at law or in equity, or before or by any Governmental Authority having jurisdiction over the Company and the Subsidiaries.

         3.11 Financial Statements. Attached as Schedule 3.11 are copies of the Company's (i) unaudited consolidated and consolidating balance sheet as at December 31, 2003, and the related consolidated and consolidating statement of income, cash flows and stockholders' equity for the interim periods then ended for the six months ended December 31, 2003 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied except as noted therein and except for normal year-end adjustments and the absence of footnotes, and fairly present, in all material respects, the consolidated financial position of the Company and the results of operations and cash flows for the Company for the fiscal period ended December 31, 2003.

         3.12     Taxes.

         (a) Definition. For purposes of this Agreement, "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing. For purposes of this Agreement, "Returns" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) Returns, etc. Except as set forth in Schedule 3.12 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all Returns required to be filed by or on behalf of the Company or the Subsidiaries, have been or will be duly filed on a timely basis (taking into account all extensions of due dates) and such Returns are true, complete and correct; (ii) all Taxes shown payable on such Returns have been or will be paid in full on a timely basis and no other Taxes are payable by the Company or the Subsidiaries with respect to items or periods covered by such Returns; (iii) the Company and the Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (iv) there are no liens on any of the assets of the Company or the Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or the Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves have been established; (v) there are no outstanding agreements or waivers by or with respect to the Company or the Subsidiaries extending the period for assessment or collection of any Taxes; (vi) there is no pending action, proceeding or investigation for assessment or collection of Taxes with respect to the Company or the Subsidiaries; and (vii) to the Knowledge of the Company, there is no claim, contingent liability or other outstanding obligation for Taxes related to the Company or the Subsidiaries.

         (c) Neither the Company nor any of the Subsidiaries has any liability for any material federal, state, local, foreign or other Taxes of any corporation or entity other than the Company and the Subsidiaries, including without limitation any liability arising from the application of U.S. Treasury Regulation ss. 1.1502-6 or any analogous provision of state, local or foreign law.

         (d) Neither the Company nor any of the Subsidiaries is or has been a party to any material Tax sharing agreement with any corporation other than the Company and the Subsidiaries.

         (e) Neither the Company nor any of the Subsidiaries are required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise.

         3.13 Labor Matters. The Company is not a party to any collective bargaining agreement. Since July 31, 2000, the Company and the Subsidiaries have not (i) had any employee strikes, work stoppages, slowdowns or lockouts; (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining; or (ii) become aware of any efforts to organize employees of the Company or any of the Subsidiaries into a collective bargaining unit.

         3.14     Employee Benefit Plans.

         (a) Company Plans. Except as set forth on Schedule 3.14(a), none of the Company or any of the Subsidiaries maintains or sponsors, participates in, contributes to or has an obligation to contribute to, has a commitment to create or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each retirement or deferred compensation plan, incentive compensation plan, stock plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA) or any employment or consulting agreement. All such plans, agreements, programs, policies and arrangements set forth (or required to be set forth on Schedule 3.14(a) shall be collectively referred to as the "Company Plans."

         (b) Copies of Company Plans. Except as set forth on Schedule 3.14(b), with respect to each Company Plan, the Company has delivered, or made available, to the Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity Contract or other funding instrument; (ii) the most recent Internal Revenue Service determination or opinion letter; (iii) any summary plan description and other written communications (or a description or any oral communications) by the Company or any of the Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the most recent year (w) the Form 5500 and attached schedules; (x) audited financial statements; (y) actuarial valuation reports; and (z) attorney's response to auditor's request for information.

         (c) Compliance of Company Plans. Each Company Plan has been established and administered in all material respects in accordance with its terms, and in all material respects in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws, rules and regulations. Each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter which covers all amendment to such plan for which the remedial amendment period has expired and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. With respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which, to the Knowledge of the Company, would give rise to any such actions, suits or claims. The Company will promptly notify Parent of any pending or threatened claims arising between the date hereof and the Closing Date. The Company has not, nor to the Knowledge of the Company, has any other party, engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which would subject the Company or any of the Subsidiaries or any of the Ferrellgas Parties or their affiliates to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i) that is reasonably likely to result in material liability. No event has occurred and no condition exists that would subject the Company or any of the Subsidiaries to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to, the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c). All insurance premiums required to be paid with respect to Company Plans have been or will be paid prior to the Closing Date. All contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be made by the Closing Date. No Company Plan provides for an increase in benefits on or after the date hereof.

         (d) Unfunded Company Plans. No Company Plan is, or has ever been, subject to Title IV of ERISA, no Company Plan is a multiemployer plan and, except as set forth on Schedule 3.14(d), there are no unfunded Company Plans under which benefits are payable presently, or in the future, to present or former employees of the Company or any of the Subsidiaries. None of the assets of any Company Plan are invested in employer securities or employer real property.

         (e) Excess Payments. Except as set forth on Schedule 3.14(e) and for payments specifically provided herein, no Company Plan exists which could result in the payment to any employee of the Company or any of the Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the Merger. None of the payments contemplated by the Company Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)) or would exceed the amount deductible pursuant to section 162(m) of the Code, except to the extent that payments provided under the Employment Agreement, as defined below, which is being amended and restated on the date hereof effective as of the Effective Time, might have constituted excess parachute payments. There have been no act or omission that would impair the ability of the Company or any Subsidiary (or any successor thereto) to unilaterally amend or terminate any Company Plan.

         3.15 Intellectual Property. Subject to liens created under the Credit Agreement, the Company and the Subsidiaries own, are licensed or otherwise possess legally enforceable rights to use (in each case, free and clear of any liens or encumbrances of any kind), the patents, know-how, trademarks, service marks, brand names and computer software and any applications for such patents, know-how, trademarks, tradenames, service marks and brand names, computer software or other intellectual property and proprietary rights used in or necessary for the conduct of their business as currently conducted (collectively, "Intellectual Property"). The Intellectual

Property filed with the United States Patent and Trademark Office is listed on
Schedule 3.15. Each license or other agreement relating to Intellectual Property to which the Company or any of the Subsidiaries is a party has been complied with by the Company or the applicable Subsidiaries in all material respects and is in full force and effect. Neither the Company nor any of the Subsidiaries has licensed or otherwise granted to any parties other than the Company or any of the Subsidiaries any rights to use any such Intellectual Property except as set forth in Schedule 3.15. To the Knowledge of the Company and except as set forth on Schedule 3.15, the use of such Intellectual Property by the Company or any of the Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of the Subsidiaries acquired the right to use such Intellectual Property. To the Knowledge of the Company and except as set forth in Schedule 3.15, no person is challenging, infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to such Intellectual Property.

         3.16 Title to Properties; Liens and Encumbrances. Schedule 3.16 sets forth a complete and accurate list of all real property owned or leased by the Company and any of the Subsidiaries. Except for any liens pursuant to the Credit Agreement or as set forth on Schedule 3.16 and except for such defects in the title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have valid fee or leasehold interests in its respective real properties and have valid title to all of their respective other properties and assets (except for leased properties and assets, in which case the Company and the Subsidiaries have a valid leasehold interest therein), subject only to statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings. Any Contract regarding the lease of real or personal property to which the Company or any of the Subsidiaries is a party are valid, binding and enforceable obligations of the respective lessors.

         3.17     Environmental.

         (a)      Definitions. As used in this Agreement:

                  (i) "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demand, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation from any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, damages, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location operated, leased or managed by the Company or any of the Subsidiaries; or (B) any violation of any Environmental Law; or (C) any and all claims by any third Person resulting from the presence or release of any Hazardous Materials.

                  (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain regulated quantities of polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances" "hazardous wastes," "hazardous materials," "extremely hazardous wastes" "restricted hazardous wastes" "toxic substances" "toxic pollutants" or words of similar import under any Environmental Law; and (c) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which the Company or any of the Subsidiaries operates.

                  (iv) "Releases" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         (b) Compliance. The Company and the Subsidiaries are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries have received any written communication that alleges that any of them are not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 3.17(b), neither the Company nor any of the Subsidiaries have used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law, except where the effect of such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (c) Environmental Permits. Except as set forth on Schedule 3.17(c), the Company and the Subsidiaries have obtained or have applied for all permits, licenses, franchises, registrations, variances, authority or application therefor issued pursuant to Environmental Laws (collectively, the "Environmental Permits") necessary for the conduct of their respective businesses, and all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval. The Company and the Subsidiaries are in compliance with all terms and conditions of each Environmental Permit, in each case except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

         (d) Environmental Claims. Except as set forth on Schedule 3.17(d), there is no Environmental Claim pending (i) against the Company or any of the Subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that the Company or any of the Subsidiaries owns, leases or manages, in whole or in part, which, in the case of clauses (i),
(ii) and (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (e) Releases. Except as set forth on Schedule 3.17(e), there are and have been no Releases of any Hazardous Material that would form the basis of any Environmental Claims against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (f) Predecessors. Except as set forth on Schedule 3.17(f), there is no Environmental Claim pending or threatened against any predecessor of Company or any of the Subsidiaries and there is no Release of Hazardous Materials that would form the basis of any such Environmental Claim, which Environmental Claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (g) Disclosure. With respect to the Company and the Subsidiaries and except as set forth on Schedule 3.17(g), there are no facts that would, individually or in the aggregate, form the basis of a Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future, or (ii) current remediation costs or remediation costs known to be required in the future.

         3.18     Material Contracts.

         (a) List. Schedule 3.18 sets forth (classified by clause below) any Contract of the type described below to which the Company or any of the Subsidiaries are a party (collectively, the "Material Contracts"):

                  (i) any Contract or Permit that can reasonably be expected to result in aggregate payments by the Company or any of the Subsidiaries of more than $500,000 during the current or any subsequent fiscal year of the Company (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

                  (ii) any Contract that can reasonably be expected to result in aggregate revenues to the Company or any of the Subsidiaries of more than $500,000 during the current or any subsequent fiscal year of the Company (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

                  (iii) any indenture, mortgage, loan, note, credit or sale-leaseback or similar Contract having a principal obligation on the date hereof of more than $100,000 to which the Company or any of the Subsidiaries is bound (whether the Company or any of the

         Subsidiaries is the borrower, lender or guarantor) and all related security agreements or similar agreements associated therewith;

                  (iv) any Contract with any director or officer of the Company or any of the Subsidiaries or with the spouse or lineal descendant of an officer or director of the Company or any of the Subsidiaries that will not be terminated prior to Closing;

                  (v) any Contract containing covenants limiting the freedom of the Company or any of the Subsidiaries to engage in any line of business or compete with any person or entity or operate at any location;

                  (vi) any Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets of the Company or any of the Subsidiaries with a value in excess of $100,000 (other than the sale of inventory in the ordinary course of business);

                  (vii) any Contract granting any power of attorney with respect to the affairs of the Company or any of the Subsidiaries;

                  (viii) to the extent not otherwise identified on Schedule 3.18, any suretyship Contract, performance bond, working capital maintenance or other form of guaranty;

                  (ix) to the extent not otherwise identified on Schedule 3.18, any Contract (other than a Company Plan) with any director, employee, consultant, or agent other than the Company's employment agreement with the Chief Executive Officer of the Company; and

                  (x) to the extent not otherwise identified on Schedule 3.18, any Contracts or Permits a default or termination of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) No Default. Except as set forth on Schedule 3.18 and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Material Contracts and all other Contracts to which the Company or any of the Subsidiaries is a party are in full force and effect in accordance with their respective terms, (ii) to the Knowledge of the Company, there exist no defaults by any person or entity other than the Company or any of the Subsidiaries that is a party to such Contracts, and (iii) no event has occurred that with notice or lapse of time or both would constitute any default under any such Contract by the Company or any of the Subsidiaries or, to the Knowledge of the Company, any other person or entity who is a party to such Contract. Prior to the execution of this Agreement, the Company has furnished or made available to Parent copies of each Material Contract and all amendments thereto.

         3.19 Bank Accounts. Schedule 3.19 sets forth (a) the name of each financial institution in which the Company or any of the Subsidiaries have borrowing or investment agreements, deposit or checking accounts or safe deposit boxes and (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each person or entity authorized to draw thereon or have access thereto.

         3.20 Customers. To the Knowledge of the Company, no customers that, individually or in the aggregate, account for 5% or more of the Company's and the Subsidiaries' aggregate sales in fiscal 2003 or suppliers that, individually or in the aggregate, account for 5% or more of the Company's and the Subsidiaries' aggregate cost of inventory in fiscal 2003 intends to terminate their business relationship with the Company or any of the Subsidiaries or to materially alter the terms of that relationship.

         3.21 Accurate and Complete Records. The books, ledgers, financial records and other records of the Company and the Subsidiaries for the period of time which is not less than five years prior to the date hereof: (a) are, or will be as of the Closing Date, in the possession of the Company and the Subsidiaries as applicable; (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations and generally accepted standards of practice; and (c) are accurate and complete in all material respects and do not contain or reflect any material discrepancies.

         3.22 Copies Complete. Copies of the charter documents, bylaws and other governing documents, each as amended to date, and the copies of all Contracts, permits, certificates or other documents delivered to any of the Ferrellgas Parties in connection with the transactions contemplated by this Agreement are complete and accurate and are true and correct copies of the originals thereof.

         3.23 Financial Advisor. The Company has received the opinion of Banc of America Securities, LLC, the financial advisor to the Special Committee of the Board of Directors of the Company, that the Merger Consideration contemplated by this Agreement is fair to the stockholders of the Company (other than stockholders who comprise management of the Company or such stockholders' affiliates) from a financial point of view (the "Financial Advisor Opinion"). The Board of Directors of the Company has unanimously recommended the approval and adoption of this Agreement and the Merger.

         3.24 Brokerage Arrangements. None of the Company or any of its Subsidiaries has entered (directly or indirectly) into any Contract with any person or entity that would obligate any of the Ferrellgas Parties to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE FERRELLGAS PARTIES

The Ferrellgas Parties hereby represent and warrant, jointly and severally, to the Company:

         4.1 Organization and Existence. Each of the Ferrellgas Parties is duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware other than Ultimate Parent which is a Kansas corporation. Each of the Ferrellgas Parties has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted. Each of the Ferrellgas Parties are duly licensed or qualified to do business as a foreign entity, as applicable, and are in good standing in each jurisdiction in which the character of the properties and assets now owned or held by them or the nature of the business now conducted by them requires them to be so licensed or qualified and where the failure so to qualify would not reasonably be expected to have, individually or in the aggregate, an adverse change in or effect on (a) the business, results of operations or condition (financial or other) of the Ferrellgas Parties, taken as a whole, or (b) the ability of the Ferrellgas Parties to consummate the Merger ("Ferrellgas Material Adverse Effect"); provided, however, that a Ferrellgas Material Adverse Effect shall not be deemed to include any effect of (i) actions or omissions of any party hereto taken with the prior written consent of the other in contemplation of the Merger, (ii) the direct effects of compliance with this Agreement on the operating performance of the Ferrellgas Parties, taken as a whole, including expenses incurred by Ferrellgas Parties in consummating the Merger or relating to any litigation arising as a result of this Agreement or the Merger, or (iii) any change in general economic conditions, except to the extent that such change affects the Ferrellgas Parties, taken as a whole, in a manner materially different from the manner in which it affects other similar businesses.

         4.2 Authority; Binding Effect. This Agreement has been duly authorized, executed and delivered by the Ferrellgas Parties and is the legal, valid and binding obligation of the Ferrellgas Parties, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The Board of Directors of Parent (on behalf of itself and as sole member of Merger Sub) and Ultimate Parent have approved this Agreement. No vote of any other equity holders of the Ferrellgas Parties is required for approval of this Agreement and the Merger.

         4.3 No Conflict. Except for any required filings under the HSR Act and any required filings with the SEC and the State of Delaware, the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the Merger will not (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Ferrellgas Parties, as applicable, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Ferrellgas Parties, (c) except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any Contract to which the Ferrellgas Parties, as applicable, is a party or by which any of the of the Ferrellgas Parties is bound or to which any asset of the Ferrellgas Parties is subject, or (d) result in the creation of any lien, charge or encumbrance on the assets or properties of the Ferrellgas Parties under any such Contract.

         4.4 No Default. Each of the Ferrellgas Parties is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (b) any judgment, order or injunction of any court, arbitrator or governmental agency, or (c) any other Contract, except for such defaults and conditions that, individually or in the aggregate, would not reasonably be expected to have a Ferrellgas Material Adverse Effect.

         4.5 Information Supplied. None of the information supplied or to be supplied by the Ferrellgas Parties in writing or otherwise approved in writing by the Ferrellgas Parties for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, as defined below, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not false or misleading or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto.

         4.6 Copies Complete. Copies of the charter documents, bylaws and other governing documents, each as amended to date, and the copies of all Contracts, permits, certificates or other documents delivered to the Company in connection with the transactions contemplated by this Agreement are complete and accurate and are true and correct copies of the originals thereof.

         (a) Brokerage Arrangements. None of the Ferrellgas Parties has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Company to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

                                   ARTICLE V
             CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS

         5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the business of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company shall use its reasonable best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and the Subsidiaries (except as the Company deems a termination of non-management employees to be advisable in an individual case) and to preserve the present relationships of the Company and the Subsidiaries with its customers, suppliers and other persons with whom the Company or any of the Subsidiaries has significant business relations and to preserve and maintain in effect all of the Intellectual Property.

         By way of amplification and not in limitation of the foregoing, the Company shall not, and shall cause each of the Subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or commit to do any of the following without the prior written consent of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except with respect to dividends or distributions from a Subsidiary to the Company or any of its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any of the Subsidiaries or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities, except with respect to the retirement of the outstanding stock options or warrants as described in this Agreement;

         (b)      except with respect to the issuance of Company Common Stock
(i) upon the exercise of stock options or warrants outstanding as of January 30, 2004, and (ii) under the Employee Stock Purchase Plan through March 31, 2004, authorize for issuance, grant, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

         (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, (i) increase the compensation, benefits or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its Subsidiaries in the ordinary course of business in accordance with past practice, including the grant of any cash awards under the Executive Incentive Plan for the period ending January 31, 2004 or any subsequent period, (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement, or (iv) fail to make any required contribution to any Company Plan; provided that the provisions of this Section 5.1(c) shall not prohibit the Company and its Subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice; provided, however, that any hiring of an officer of the Company or any of its Subsidiaries, shall also be made only in consultation with Parent;

         (d) amend the charter or organizational documents of the Company or any of the Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of the Subsidiaries;

         (e) except as allowed pursuant to Section 5.7 of this Agreement, acquire or agree to acquire (i) by merging or consolidation with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice;

         (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company;

         (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under the Company's revolving credit facility pursuant to the Credit Agreement, in either case incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

         (h) expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans in excess of $50,000 in any one transaction or related series of transactions or $250,000 in the aggregate;

         (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

         (k) except as may be required as a result of a change in generally accepted accounting principles, change any of the accounting methods, practices or principles used by the Company or any of the Subsidiaries, including any change of an entity's fiscal year;

         (l) make Tax elections or settle or compromise income Tax liabilities in excess of $100,000 in the aggregate or file any federal income tax return prior to the last day prescribed by law;

         (m) settle or compromise any litigation, including appraisal demands, requiring a payment in excess of $100,000 in the aggregate (but with no other agreement of the Company or any of its Subsidiaries other than the payment of such cash and a release of claim) in which the Company or any of the Subsidiaries is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid;

         (n)      cancel or materially change any insurance policy;

         (o)      enter into any new line of business;

         (p) enter into any Contract that restricts the Company from delivering any information to Parent in accordance with Section 5.7 of this Agreement; or

         (q) authorize any of, or commit or agree to take any of, the foregoing actions or any action that would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

         5.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

         5.3 Stockholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and the Company's Certificate of Incorporation and the Company's By-Laws to convene a meeting of its stockholders (the "Stockholder's Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall unanimously recommend to its stockholders approval of the foregoing matters, and such recommendation, together with a copy of the opinion referred to in Section 3.23, shall be included in the Proxy Statement. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, after advice of outside counsel, determines in good faith that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, would constitute a breach of its fiduciary duties under applicable law in accordance with Section 5.7.

         5.4 HSR Filings. As promptly as practicable following the execution of this Agreement, the parties shall prepare and file with the Federal Trade Commission and the Department of Justice the appropriate filings and any supplemental information that may be reasonably requested in connection therewith under the HSR Act.

         5.5 Preparation of Proxy Statement. Promptly following the date of this Agreement, the Company, in consultation with Parent and only after approved by Parent, which approval shall not be unreasonably withheld, shall prepare and file with the SEC the Proxy Statement. The Proxy Statement shall include the notification to the Company's stockholders required by Section 262 of the DGCL with respect to appraisal rights. The Company shall promptly forward in writing any comments received by the Company from the SEC on the Proxy Statement. The Company shall file any amendments to the Proxy Statement based on such comments as required by the SEC after Parent has approved any such amendment, which approval shall not be unreasonably withheld. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable.

         5.6      Access to Information; Confidentiality.

         (a) Access. From the date hereof to the Effective Time, the Company (i) shall, and shall cause its and its Subsidiaries' officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Ferrellgas Parties, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company or any of its Subsidiaries) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish the

Ferrellgas Parties and such other persons with all financial, operating and other data and information as the Ferrellgas Parties, through its officers, may from time to time reasonably request unless prohibited under applicable law, and
(ii) shall make available its senior officers, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of the Ferrellgas Parties regarding the ongoing operations of the Company and its Subsidiaries, the implementation of the Merger and other matters related hereto. No investigation pursuant to this Section 5.6 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

         (b) Confidentiality. Each of the Ferrellgas Parties will hold information it receives pursuant to Section 5.6(a)(i) which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 19, 2003 between Ferrellgas, L.P. and the Company (the "Confidentiality Agreement"). The parties hereto agree that the terms of the Confidentiality Agreement shall also apply to the Ferrellgas Parties, as if the Company was the "Recipient" thereunder, and shall be enforceable against the Company by the Ferrellgas Parties in the same manner the Confidentiality Agreement is enforceable against Ferrellgas, L.P. by the Company thereunder.

         5.7 No Solicitation. Except as provided hereinafter, the Company shall not, nor shall the Company authorize or permit any of its or any of its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as defined below) or enter into or maintain or continue any discussions or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, and the Company shall notify Parent in writing (as promptly as practicable, and in any event within two business days) as to any Transaction Proposal which it, any of its Subsidiaries or any of its Representatives may receive (including any amendment or change thereto), specifying in reasonable detail the material terms thereof. Notwithstanding the foregoing provisions of this Section 5.7, the Board of Directors of the Company or any committee of the Board of Directors, or any other person at the direction of the Board of Directors of such committee, shall be permitted to (i) furnish information to any person or entity who makes an unsolicited inquiry concerning a possible Transaction Proposal, (ii) enter into negotiations or discussions with any person or entity that makes an unsolicited Transaction Proposal regarding that Transaction Proposal, or (iii) enter into an unsolicited Transaction Proposal, if, in the case of either clauses (ii) or (iii), the Board of Directors of the Company determines in good faith, after advice of counsel, that (A) the failure to do so would be a breach of its fiduciary duties under applicable law or (B) failing to make, withdraw, modify or change a recommendation to the Company's stockholders would be a breach of its fiduciary duties under applicable law. The Company shall obtain a confidentiality agreement from the person or entity making such inquiries or proposals containing substantially the same terms and provisions as that obtained from Parent to the extent practicable, provided that to the extent such confidentiality agreement with such third party contains provisions that are more favorable to such third party than the comparable provisions in the Confidentiality Agreement, such provisions in the Confidentiality Agreement shall be amended correspondingly.

         As use herein, the term "Transaction Proposal" means (x) any acquisition or purchase of substantially all of the assets of, or any controlling interest in, or any debt or equity offering of, the Company or any Business Combination, as defined below, or (y) any proposal, plan or agreement to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. This section shall not prohibit accurate disclosure by the Company in any document that is required to be filed by the Company with the SEC, including without limitation any filings made in compliance with Rule 14e-2 promulgated under the Exchange Act.

         5.8 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable as required hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments thereto and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review all information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

         5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event which would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company or any of the Ferrellgas Parties, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.10 Public Announcements. The Ferrellgas Parties and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system, provided, however, that each party may talk to their equityholders in accordance with applicable law without the consent of the other.

         5.11 Directors and Officers Protection. The Surviving Entity and its successors shall provide and keep in force for a period of five years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of the Company and its Subsidiaries for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in the Company's policies on the date hereof. In addition to the foregoing, the Surviving Entity further agrees to continue to indemnify all individuals who are or have been officers, directors or employees of the Company or any Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the fullest extent that such indemnification is provided pursuant to the respective charter and bylaws of the Company and its Subsidiaries, as applicable, on the date hereof.

         5.12     Employee Benefits.

         (a) Employment of Company Employees. In connection with the transactions contemplated by this Agreement and immediately after the Effective Time, the employees of the Company and its Subsidiaries (as determined immediately prior to the Effective Date) shall become employees of the general partner of the successor of the Surviving Entity (the "Employing Entity"). Employees of the Company and its Subsidiaries who become employees of the Employing Entity in accordance with this Section 5.12(a) shall be referred to herein collectively as "Company Employees".

         (b) Benefits for Company Employees. Except as otherwise provided in this Section 5.12, on and after the Effective Time, the Employing Entity shall employ Company Employees on substantially the same terms and conditions as their employment with the Company and its Subsidiaries immediately prior to the Effective Time and shall provide to Company Employees with employee benefit plans, programs, policies and arrangements (other than equity based compensation programs) which are substantially comparable in the aggregate to the Company Plans as in effect immediately prior to the Closing Date. Such benefits may provided under the Company Plans which are continued by the Employing Entity after the Effective Time or by other plans of the Employing Entity. Nothing in the foregoing shall restrict the right of the Employing Entity to change or modify the terms and conditions of employment, amend or terminate any Company Plan, or change or modify the benefits provided to any Company Employee after the Effective Date.

         (c) Credit for Service. To the extent applicable with respect to employee benefit plans, programs and arrangements that are established or maintained by the Employing Entity for the benefit of Company Employees, Company Employees (and their eligible dependents) shall be given credit for their service with Seller (i) for purposes of eligibility to participate and vesting (but not benefit accrual) to the extent such service was taken into account under a corresponding Company Plan, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Company Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans and arrangements maintained by the Employing Entity. In no event shall a Company Employee be given credit for eligibility to participate, vesting or benefit accrual under the Ferrellgas Companies, Inc. Employee Stock Ownership Plan for periods prior to the Effective Date unless otherwise required by applicable law. Notwithstanding the foregoing provisions of this Section 5.12(c)), service and other amounts shall not be credited to Company Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would produce duplicate benefits.

         (d) Retention Agreements. Prior to the Closing, the Company shall use its reasonable best efforts to enter into a retention agreement in form and substance satisfactory to Parent, which consent shall not be unreasonably withheld, with key executive officers identified by Parent, pursuant to which such officers may be entitled to a specified cash bonus if they continue their employment with the Surviving Entity, its successors or the general partner or other affiliate thereof for a period of three years after the Closing Date or if their employment is terminated not for "cause," as defined in such agreement, prior to the end of that three-year period.

         (e) Amendment of Employment Agreement. On the date hereof, the Company has amended and restated the Employment Agreement dated May 31, 1999, effective as of January 1, 1999, between the Company and the Chief Executive Officer of the Company (the "Employment Agreement"), which amendment and restatement shall be effective as of the Closing .

         (f) Change of Trustee. Effective as of the Effective Time, the Company agrees to take such action as may be necessary to remove the current trustee of the Blue Rhino Corporation and Subsidiaries 401(k) Plan and immediately thereafter, Parent shall appoint a new trustee of such plan Parent determines in its sole discretion.

         (g) No Third Party Beneficiaries. It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Company Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

         5.13 Financial Statements. At least three days prior to Closing, the Company shall deliver to the Parent the Company's unaudited consolidated and consolidating balance sheet as at the end of the month immediately prior to Closing or if impracticable, the next prior month ("Closing Balance Sheet Date") and the related consolidated statement of income, cash flows and unit holders' equity for the period ended as of the Closing Balance Sheet Date (collectively, the "Closing Financial Statements"). The Closing Financial Statements shall have been prepared in accordance with generally accepted accounting principles consistently applied except as noted therein and except, in the case of unaudited interim financial statements, for normal year-end adjustments, and in all material respects fairly present the consolidated financial position of the Company as of the respective dates set forth therein and the results of operations and cash flows for the Company for the respective fiscal periods set forth therein.

         5.14 Waiver of Rights. The Company shall use its reasonable best efforts to cause all holders of 1994 Options to waive (effective as of the Closing Date) any right under the 1994 Plan to receive the highest reported sales price of a share of Company Common Stock during the 60-day period immediately preceding the Effective Time rather than the Merger Consideration as consideration for any 1994 Option.

         5.15 Internal Controls. The Company shall use its reasonable best efforts to cause its auditors providing assistance with management's assessment of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002 ("Management's Assessment") to deliver to Parent, on or before the Target Closing Date (as defined below), a written confirmation to the effect that in the judgment of such auditors, and based on the actions previously taken and proposed to be taken by the Company, the Company will have completed all documentation, testing and procedures required for Management's Assessment as of July 31, 2004 for the Company. In the event that (i) such written confirmation shall not be delivered on or before the Target Closing Date, (ii) Management's Assessment shall not be deemed to meet the standards required by the Sarbanes-Oxley Act of 2002, in the reasonable judgment of the Parent, or (iii) in the reasonable judgment of Parent, a management assessment attestation opinion, as defined by the Public Company Accounting Oversight Board, acceptable to the Parent related the Partnership and its subsidiaries as of July 31, 2004 cannot be provided by its independent auditor related to Management's Assessment of the Company together with the Partnership and it subsidiaries, the Closing Date shall be delayed (but not beyond August 2, 2004) until either i) the first business day prior to July 30, 2004 following the acceptance by the Parent of the written confirmation and the Parent's determination as to whether Management's Assessment fails the conditions in clause (ii) or (iii) above or
ii) August 2, 2004 when delivery of such written confirmation shall not be required. The failure of the Company to provide the written confirmation required under this Section 5.15 shall not be grounds for termination of this Agreement by any party hereto, but shall merely allow the Ferrellgas Parties to delay the Closing until August 2, 2004, at which time this condition shall automatically be deemed to be satisfied. The "Target Closing Date" shall mean the second business day following satisfaction or waiver of the conditions to Closing set forth in Sections 6.1 and 6.2 other than the conditions in Section 6.2(b) of performance of this Section 5.15 and Section 5.1, including those conditions which by their terms are to be satisfied at the Closing. As of the close of business on the Target Closing Date, all conditions to Closing in Sections 6.1 and 6.2 shall be terminated and shall have no further force and effect, except for (y) compliance with Section 5.1 and (z) compliance with this
Section 5.15 by delivery of the above-described written confirmation or passage of time.

                                   ARTICLE VI
                              CONDITIONS OF MERGER

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

         (b) Other Approvals. Other than the filing contemplated by Sections 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Authority or any third party (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Authority seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be evaluated (a) as of the date of this Agreement, and (b) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. There shall not exist any inaccuracies in the representations and warranties of the Company set forth in this Agreement such that the effect of such inaccuracies, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company as to the satisfaction of this condition. In making the determination in the preceding sentence, materiality modifiers (including limitations requiring a Material Adverse Effect) applicable to individual representations and warranties shall be disregarded.

         (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company as to the satisfaction of this condition.

         6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

         (a) Representations and Warranties. The representations and warranties of the Ferrellgas Parties set forth in this Agreement shall be evaluated as of (a) the date of this Agreement, and (b) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. There shall not exist any inaccuracies in the representations and warranties of any of the Ferrellgas Parties set forth in this Agreement such that the effect of such inaccuracies, individually or in the aggregate, has or would reasonably be expected to have a Ferrellgas Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of the Ferrellgas Parties by its Chief Executive Officer and the Chief Financial Officer as to the satisfaction of this condition. In making the determination in the preceding sentence, materiality modifiers (including limitations requiring a Ferrellgas Material Adverse Effect) applicable to individual representations and warranties shall be disregarded.

         (b) Performance of Obligations of the Ferrellgas Parties. Each of the Ferrellgas Parties shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Ferrellgas Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of the Ferrellgas Parties by its Chief Executive Officer and the Chief Financial Officer as to the satisfaction of this condition.

         (c) Escrow Agreement. The Escrow Agreement shall be executed and delivered at or prior to the Closing and the funds specified therein deposited with the Escrow Agent.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

         (a)      by mutual written consent of Parent and the Company; or

         (b) by Parent, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 6.2(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach; provided, that there shall be no right to terminate this Agreement pursuant to this Section 7.1(b) following the Target Closing Date other than for a breach of Section 5.1 of this Agreement by the Company;

         (c) by the Company, upon any breach of any representation, warranty, covenant or agreement of any of the Ferrellgas Parties set forth in this Agreement that, individually or in the aggregate, would constitute grounds for the Company to elect not to consummate the Merger pursuant to Section 6.3(a), (b) or (c), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by the Company to Parent, specifying in reasonable detail the nature of such breach;

         (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

         (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to August 3, 2004 ("Termination Date"); provided, that there shall be no right to terminate this Agreement pursuant to this Section 7.1(e) following the Target Closing Date other than by Parent and Merger Sub for a breach of Section 5.1 of this Agreement by the Company;

         (f) by either Parent or the Company, if the approval of the stockholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

         (g) by either Parent or the Company, if (i) the Board of Directors of the Company shall have approved or have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do the foregoing; or (ii) a Takeover Proposal (as defined herein) is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such Takeover Proposal or otherwise fails to recommend that such stockholders reject such Takeover Proposal within ten business days of the commencement thereof; provided, however, that in each case this Agreement may only be terminated by the Company if, and only to the extent that, the Board of Directors of the Company, after advice of independent legal counsel, determines in good faith that failure to take such action would constitute a breach of the Board's fiduciary duties under applicable law; or

         (h) by Parent within 10 days after the date of the Stockholders' Meeting, if it and its affiliates have exercised their good faith reasonable best efforts to obtain financing on reasonable commercial terms (which reasonableness shall be determined based on whether there has been a material adverse change in the pricing then available for the securities of Ferrellgas Partners, L.P. from the pricing available as of the date of this Agreement) for the payment of the Merger Consideration and have been unable to do so.

         7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 5.6(b), Sections 7.3(a) and (b), if applicable, and Section 7.3(e) provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof causing termination of this Agreement (with the Ferrellgas Parties being jointly and severally liable for their liabilities under this Agreement); provided further, however, that the recommendation of another transaction by the Company's Board of Directors in accordance with Section 5.7 shall not constitute a willful and material breach of this Agreement by the Company nor shall Parent's termination of this Agreement pursuant to the terms of Section 7.1(h) constitute a willful and material breach of this Agreement by the Ferrellgas Parties.

         7.3      Fees and Expenses.

         (a) Payment to Parent. The Company agrees that if Parent terminates this Agreement pursuant to:

                  (i) Section 7.1 (f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of stockholders of the Company called to vote thereon and at the time of such meeting there shall exist a tender offer or exchange offer for not less than a majority of the outstanding Voting Stock (as defined herein) of the Company (a "Takeover Proposal"); or

                  (ii)     Sections 7.1(g); or

         then in any such case, the Company shall pay to the Ferrellgas Parties, as directed by Parent, $10 million.

         (b) Payment to the Company. Parent agrees that if Parent terminates this Agreement pursuant to Section 7.1(h), then Parent shall pay to the Company the sum of $10 million as damages for such termination and such payment shall constitute liquidated damages and not a penalty.

         (c)      Cash Payment. Any cash payment required to be made pursuant to
Section 7.3(a) shall be made immediately upon the occurrence of the applicable event, by wire transfer of immediately available funds to an account designated by Parent, and termination of the Company's obligations under Section 7.3(a) shall not occur until such payment shall have been made pursuant hereto. The Company covenants and agrees that it will not enter into a definitive agreement relating to a Transaction Proposal that would, if consummated, require the payment of any amounts by the Company pursuant to Section 7.3(b) unless the other party or parties thereto agree unconditionally in writing (a copy of which shall be furnished to Parent as soon as practicable after the public announcement of such proposed Transaction Proposal) to assume, undertake and perform all of the Company's payment obligations under this Section 7.3 and to pay the Parent's legal expenses incurred in connection with the enforcement of this Section 7.3.

         (d)      Definitions. For purposes of this Agreement:

                  (i) the term "Business Combination" shall mean (A) the acquisition by any person (other than Parent or any of its subsidiaries) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or the formation of any group (as such term is defined for purposes of Rule 13d-5 under the Exchange
         Act) which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the total voting power of all then outstanding Voting Stock of the Company; (B) the consolidation or merger of the Company with or into any person (other that Parent or any of its subsidiaries) in a transaction in which the Company shall not be the surviving or continuing corporation; (C) the merger or consolidation of any person (other than Parent or any of its subsidiaries) with or into the Company in a transaction in which the Company is the surviving or continuing corporation but in which the shares of Voting Stock outstanding immediately prior to such transaction shall represent less than 50% of the total voting power of all Voting Stock of the surviving or continuing corporation outstanding immediately after such merger or consolidation; or (D) any sale or other transfer (including by way of dividend or distribution of assets to the Company's stockholders), in one transaction or in a series of related transactions, of all or substantial portion of the Company's consolidated assets or business to any person (other than Parent or any of its subsidiaries) or group; and

                  (ii) the term "Voting Stock" means all outstanding stock and other securities of the Company entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company.

         (e) Expenses. Except as specifically provided in Section 7.2 and this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the Merger.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Closing. All covenants and agreements contained herein which, by their terms, are to be performed after the Closing shall survive the Closing.

         8.2 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                           If to the Company, addressed to:

                           Blue Rhino Corporation
                           104 Cambridge Plaza  Drive
                           Winston-Salem, North Carolina 27104
                           Attention: Billy D. Prim
                           Telecopy: (336) 659-6750
                           with a copy to:

                           Womble Carlyle Sandridge & Rice, PLLC
                           One West Fourth Street
                           Winston-Salem, North Carolina 27101
                           Attention: Jeffrey C. Howland
                           Telecopy: (336) 733-8371

                           If to any of the Ferrellgas Parties, addressed to:

                           FCI Trading Corp.
                           One Liberty Plaza
                           Liberty, Missouri  64068
                           Attention: Kenneth A. Heinz
                           Telecopy: (816) 792-7836

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           700 Louisiana, Suite 3600
                           Houston, Texas 77002
                           Attention: David L. Ronn
                           Telecopy: (713) 632-1825

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         8.3 Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States. Each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (each a "Delaware Court") for any actions, suits or proceedings arising out of or relating to this Agreement or the Merger, (b) agrees that any such action, suit or proceedings may be brought or maintained only in a Delaware Court and in no other forum, (c) agrees that service of any process, summons, notice or document by U.S. Registered or certified mail to such party at the address specified in Section 8.2 shall be effective service of process in any such action, suit or proceeding in any Delaware Court, and (d) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to this Agreement or the Merger in any Delaware Court located in Wilmington, Delaware, and further irrevocably and unconditionally waives and agrees not to plead a claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

         8.4 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of the Company Common Stock shall be converted upon consummation of the Merger. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the Merger, other than those expressly set forth in this Agreement and the agreements referenced herein, and
(ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the Merger, other than those referred to in clause (i) above.

         8.5 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of either the Parent or the Company, as applicable, other than as set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         8.6 Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the parties hereto shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

         8.7 Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.8 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

            [The rest of this page has been intentionally left blank]

         EXECUTED as of the date first set forth above.

                            BLUE RHINO CORPORATION

                            By:      /s/ Billy D. Prim
                               -----------------------------------------------
                            Name:    Billy D. Prim
                            Title:   Chairman and Chief Executive Officer

                            FCI TRADING CORP.

                            By:      /s/ Kenneth A. Heinz
                               -----------------------------------------------
                            Name:    Kenneth A. Heinz
                            Title:   Senior Vice President, Corporate
                                     Development


                            DIESEL ACQUISITION LLC

                            By: FCI TRADING CORP., its sole member

                            By:      /s/ Kenneth A. Heinz
                               -----------------------------------------------
                            Name:    Kenneth A. Heinz
                            Title:   Senior Vice President, Corporate
                                     Development

                            FERRELL COMPANIES, INC.

                            By:      /s/ Kenneth A. Heinz
                               -----------------------------------------------
                            Name:    Kenneth A. Heinz
                            Title:   Senior Vice President, Corporate
                                     Development



                                 Signature Page

                             EXHIBITS AND SCHEDULES

Exhibits

     Exhibit 1.3           Certificate of Merger
     Exhibit 2.2           Escrow Agreement

Schedules

     Schedule 1.6          Directors and Officers of the Surviving Entity
     Schedule 3.1          Foreign Qualifications of the Company
     Schedule 3.3(a)       Subsidiaries
     Schedule 3.3(e)(i)    Company Securities
     Schedule 3.3(e)(ii)   Company Repurchase or Investment Obligations
     Schedule 3.6          Material Adverse Change
     Schedule 3.7(a)       Knowledge of the Company
     Schedule 3.7(b)       Compliance
     Schedule 3.8          Consents
     Schedule 3.10(a)      Laws and Regulations
     Schedule 3.10(b)      Litigation
     Schedule 3.11         Financial Statements
     Schedule 3.12         Taxes
     Schedule 3.14(a)      Company Plans
     Schedule 3.14(b)      Company Plan Copies
     Schedule 3.14(d)      Unfunded Company Plans
     Schedule 3.14(e)      Excess Payments
     Schedule 3.15         Intellectual Property
     Schedule 3.16         Title To Properties
     Schedule 3.17(b)      Environmental Compliance
     Schedule 3.17(c)      Environmental Permits
     Schedule 3.17(d)      Environmental Claims
     Schedule 3.17(e)      Environmental Releases
     Schedule 3.17(f)      Environmental Predecessors
     Schedule 3.17(g)      Environmental Disclosure
     Schedule 3.18         Material Contracts
     Schedule 3.19         Bank Accounts


                           Exhibits and Schedules

                                   DEFINITIONS

1998 Option.......................................................................................................3
1998 Plan.........................................................................................................3
Agreement.........................................................................................................1
Business Combination.............................................................................................34
Certificate of Incorporation......................................................................................2
Certificate of Merger.............................................................................................1
Certificates......................................................................................................6
Closing...........................................................................................................1
Closing Balance Sheet Date.......................................................................................29
Closing Date......................................................................................................1
Closing Financial Statements.....................................................................................29
Code.............................................................................................................14
Company...........................................................................................................1
Company Common Stock..............................................................................................2
Company Employees................................................................................................28
Company Plans....................................................................................................14
Company Securities................................................................................................6
Confidentiality Agreement........................................................................................26
Consents.........................................................................................................31
Contract.........................................................................................................12
Controlled Subsidiaries...........................................................................................8
Credit Agreement.................................................................................................11
Delaware Court...................................................................................................36
DGCL..............................................................................................................1
Dissenting Shares.................................................................................................5
Dissenting Stockholder............................................................................................5
DLLC..............................................................................................................1
Effective Time....................................................................................................2
Employee Stock Purchase Plan......................................................................................4
Employing Entity.................................................................................................28
Employment Agreement.............................................................................................29
Environmental Claim..............................................................................................16
Environmental Laws...............................................................................................17
Environmental Permits............................................................................................17
ERISA............................................................................................................14
Escrow Agent......................................................................................................5
Escrow Agreement..................................................................................................5
Exchange Act.....................................................................................................10
Exchange Agent....................................................................................................5
Ferrellgas Material Adverse Effect...............................................................................21
Ferrellgas Parties................................................................................................1
Financial Advisor Opinion........................................................................................20
Financial Statements.............................................................................................12
Fund..............................................................................................................6
Governmental Authority...........................................................................................11


                                Definitions - i

Hazardous Materials..............................................................................................17
HSR Act..........................................................................................................11
Intellectual Property............................................................................................15
Knowledge of the Company.........................................................................................11
Material Adverse Effect...........................................................................................7
Material Contracts...............................................................................................18
Merger............................................................................................................1
Merger Consideration..............................................................................................2
Merger Sub........................................................................................................1
Non-Employee Director Option...................................................................................4, 5
Non-Employee Director Plan........................................................................................4
Notice...........................................................................................................35
Parent............................................................................................................1
Permits..........................................................................................................11
Proxy Statement...................................................................................................5
Recipient........................................................................................................26
Releases.........................................................................................................17
Representatives..................................................................................................26
Requisite Regulatory Approvals...................................................................................31
Returns..........................................................................................................13
SEC..............................................................................................................10
SEC Reports......................................................................................................10
Securities Act...................................................................................................10
Stockholder's Meeting............................................................................................25
Surviving Corporation.............................................................................................1
Takeover Proposal................................................................................................34
Taxes............................................................................................................13
Termination Date.................................................................................................33
Transaction Proposal.............................................................................................27
Ultimate Parent...................................................................................................1
Vesting Determination Date........................................................................................3
Voting Stock.....................................................................................................35

                                Definitions - ii

                                                                     EXHIBIT 1.3


                              CERTIFICATE OF MERGER

                                     MERGING
                             DIESEL ACQUISITION LLC,
                      a Delaware limited liability company,
                                      INTO
                             BLUE RHINO CORPORATION,
                             a Delaware corporation

         Pursuant to Section 251(c) of the Delaware General Corporation Law (the "DGCL") and Section 209(c) of the Delaware Limited Liability Company Act (the "DLLC"), Blue Rhino Corporation, a Delaware corporation (the "Company"), does hereby certify as follows:

1. Constituent Entities. The names and states of incorporation or formation of each of the constituent entities (the "Constituent Entities") of the merger (the "Merger") are:

         (a)      Blue Rhino Corporation, a Delaware corporation; and

         (b)      Diesel Acquisition LLC, a Delaware limited liability company.

2. Agreement and Plan of Merger. An Agreement and Plan of Merger dated February 8, 2004 (the "Plan"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 251 of the DGCL and 209 of the DLLC.

3. Name of Surviving Entity. The surviving entity will be a Delaware corporation and shall be named Blue Rhino Corporation (the "Surviving Entity").

4. Certificate of Incorporation. The Second Amended and Restated Certificate of Incorporation of the Company is hereby amended by (i) the deletion of clause 2 of the Sixth paragraph, (ii) the replacement of the word "three" with the word "one" in clause 1 of the Seventh paragraph, (iii) the deletion of clauses 2, 3 and 4 of the Seventh paragraph. The Second Amended and Restated Certificate of Incorporation of the Company as amended by the prior sentence will be the certificate of incorporation of the Surviving Entity.

5. Copy of Merger Agreement. A copy of the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity located at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

6. Provision of Merger Agreement. A copy of the Plan will be furnished by the Surviving Entity, on request and without cost, to any member or stockholder of either Constituent Entity.

         IN WITNESS WHEREOF, the undersigned Surviving Entity has duly executed this Certificate of Merger this ____ day of _________, 2004.



                                     BLUE RHINO CORPORATION

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                     -2-